EXHIBIT 99.1

Platform Specialty Products Corporation Announces Second Quarter 2015 Financial Results

•	Second quarter net sales of $675 million, an increase of 257%

•	Second quarter adjusted EBITDA of $168 million, an increase of 248%

•	5.6% pro forma as adjusted EBITDA growth in constant currency

•	As adjusted Recurring Free Cash Flow of $98 million, an increase of 193%

•	Announced proposed acquisition of OM Group’s Electronic Chemicals and Photomasks businesses

•	Announced proposed acquisition of Alent plc
West Palm Beach, Florida - August 13, 2015 (GLOBE NEWSWIRE) - Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the three and six months ended June 30, 2015.
For the three months ended June 30, 2015:

•	Net sales for the second quarter 2015 were $675 million, an increase of 257% compared to $189 million in the second quarter of 2014.

◦	Performance Applications segment: Sales were $182 million, a decline of 4.0% from $189 million in the second quarter of 2014. On a constant currency basis, sales for this segment grew 4.5%.

◦
Agricultural Solutions segment: Sales were $494 million, a 17.2% decline from $596 million of pro forma as adjusted sales in the second quarter of 2014. On a constant currency basis, pro forma as adjusted sales grew 1.9%.

◦	Total constant currency sales for the quarter were $690 million, an increase of 2.5% from second quarter 2014 pro forma constant currency sales of $672 million.

•	Adjusted EBITDA for the second quarter 2015 was $168 million, an increase of 248% compared to $48 million from the year-prior period.

◦
Performance Applications segment: Adjusted EBITDA was $54 million, an increase of 6.5% from $51 million in the second quarter of 2014. On a constant currency basis, adjusted EBITDA for this segment grew 15.2%.

◦
Agricultural Solutions segment: Adjusted EBITDA was $114 million, a decline of 15.5% from $135 million pro forma as adjusted EBITDA in the second quarter of 2014. On a constant currency basis, pro forma as adjusted EBITDA grew 1.5%.

◦	Total constant currency adjusted EBITDA for the quarter was $166 million, an increase of 5.6% from second quarter 2014 pro forma as adjusted constant currency EBITDA of $157 million.

◦	Pro forma as adjusted EBITDA margin was 24.8% compared to a margin of 23.6% in the year-ago period.

•	Reported net loss was $9.1 million, compared to $1.5 million of net income for the same period in 2014.

•	Reported earnings per share was $(0.06) vs $0.00 in the same period last year.

•	As adjusted diluted earnings per share were $0.25 compared to $0.31 per adjusted diluted earnings per share in the same period of 2014.

•	Adjusted recurring free cash flow of $98 million, or $0.40 per adjusted diluted share compared to $34 million or $0.22 per adjusted diluted share in the same period of 2014.
Acquisition and Integration Highlights

•
In June 2015, Platform announced a definitive agreement to acquire the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (“OM Group”) from Apollo Global Management, LLC (“Apollo”) in two separate transactions, in conjunction with Apollo’s acquisition of OM Group, for a total cash consideration of approximately $367 million. This acquisition will close in two separate transactions with the first anticipated in the fourth quarter 2015 and the second in the first quarter of 2016.

•
In June, the Company also completed a $483 million equity financing. The proceeds are intended to be used to fund working capital and future acquisitions, including the acquisition of the OM Group’s businesses.

•
In July, Platform announced the terms of a recommended offer to acquire all of the issued and outstanding shares of Alent plc (“Alent”) in a cash and stock transaction for approximately $2.3 billion (based on the GBP/USD exchange rate of 1.5517 on July 10, 2015).

•	Agricultural Solutions integration process is ahead of schedule with approximately $7.8 million of realized synergies in the second quarter of 2015.
Leadership Updates
In light of the Company’s ongoing evolution and growth, Platform is taking proactive steps to enhance its overall management infrastructure at both the corporate and divisional levels:

•
Sanjiv Khattri will be joining Platform as Executive Vice President and Chief Financial Officer. Mr. Khattri is a seasoned financial executive with over 25 years of experience most recently as the Chief Financial Officer of Covanta Holding Corporation (“Covanta”). Prior to his role at Covanta, Mr. Khattri served as the Chief Financial Officer of General Motors Acceptance Corporation aka Ally Financial (“GMAC”). Mr. Khattri began his career in the treasury department of General Motors (“GM”), and, after stints in Switzerland and the UK, he became Assistant Treasurer of GM in 2001 following which he joined GMAC as its Chief Financial Officer. In that role, Mr. Khattri led the process of creating a standalone GMAC and was appointed as its first Chief Financial Officer when it separated from GM. He has a strong track record and experience building and managing complex global finance functions with robust financial reporting capabilities in addition to an established track record in capital markets and capital planning.

•
Platform’s Chief Financial Officer, Frank J. Monteiro, will assume the role of Chief Operating Officer of the soon-to-be expanded Performance Applications segment, which will include MacDermid, Incorporated, as well as the OM Group businesses and Alent following the successful completion of these proposed acquisitions. Mr. Monteiro joined the MacDermid business in 1998, which was acquired by Platform in October 2013. Mr. Monteiro’s new role will allow him to leverage his experience in this segment and oversee successful integration efforts once the anticipated acquisitions are complete.

•
Wayne M. Hewett, Platform's President, tendered his resignation effective August 28, 2015 to pursue other career opportunities. Mr. Hewett joined Platform in connection with the Company’s acquisition of Arysta LifeScience Limited (“Arysta”) earlier in 2015. Jonathan Evans, Global Head of Supply Chain for the Agricultural Solutions segment, has been named interim President of the Agricultural Solutions business. Mr. Evans has a very strong track record in specialty chemicals and helped build a best-in-class supply chain for Arysta’s global and complex operations. Platform has launched a search to identify a new President of the Agricultural Solutions segment to continue the integration of the businesses within this segment and to drive consistent, profitable growth across this multinational operating segment.

•
Larissa Siegel has been named Platform’s Vice President of Global Effectiveness, responsible for building a global shared services operation that will include operational finance, human resources, IT and compliance functions across all of Platform’s businesses. Ms. Siegel joins after an accomplished career at Burger King Corporation (“Burger King”) in several functional roles. Ms. Siegel’s tenure at Burger King included responsibility for establishing Burger King’s Global Shared Service Center while the company was under the ownership of 3G Capital.

“The second quarter of 2015 was an active one for Platform as we announced the highly strategic proposed acquisition of the OM Group businesses and, just after the quarter end, the proposed Alent acquisition”, commented Daniel H. Leever, Platform's Chief Executive Officer. “The recently announced agreements are consistent with our 2015 goals to add high-quality, synergistic businesses to the Performance Applications segment and to balance our end market exposure. Despite challenging conditions in the agricultural markets driven by foreign exchange rates and weak crop prices especially in row crops, our Agricultural Solutions business performed well relative to the industry in Q2, illustrating the diverse geography and specialty crop focus of our business. We are pleased to report that our integration remains on track. Our overall margin expansion and synergy realization further demonstrate our goal to not simply buy great businesses but also make them better under Platform’s ownership.”
Mr. Leever continued “the announced management changes represent a positive step toward building our long-term leadership infrastructure and reflect our exceptional growth over the past 18 months as well as our growth aspirations. We are delighted to have Sanjiv Khattri joining Platform. He adds great depth of experience in complex finance organizations that will be very helpful as Platform grows. Frank Monteiro has played a key role in the organization for 17 years. The partnership of Frank and Scot Benson, MacDermid’s President, along with the management teams at Alent and OM Group will bring significant capacity to this important business. Frank’s new role in our Performance Applications segment perfectly aligns with his background, interests, and skill set. We believe his move provides us with the necessary leadership to drive growth and integrate our pending acquisitions. This transition also creates the opportunity for us to bring on our new Platform Chief Financial Officer, further deepening our overall bench of talent. I’d like to welcome Larissa Siegel to the organization. Larissa has a proven track record and has built high performing teams in her prior roles. I am excited to collaborate with Jonathan Evans, interim President and Flavio Prezzi Chief Operating Officer of the Agrosolutions business. We are 100% aligned behind the strength of the business model and share a passion to make it even better. I could not be more pleased with our recent hiring decisions, as we continue to build a world-class team that is capable of seeing our company through its next stage of growth. Finally, we wish Wayne well in his future endeavors.”
Chairman Martin E. Franklin said, “I am pleased by the steps we are taking to enhance our leadership capabilities at both the corporate and operational levels. We are striving to build a first-rate organization with talented, proven leaders and a deepening bench. Our goal is to build for the long-term. These changes will help us get there quickly and stay there.”
Frank J. Monteiro, Platform's Chief Financial Officer, added, “Our financial performance this quarter and our constant currency results point to the health of the underlying businesses, which saw healthy volumes and product demand as well as significant cash generation. Given the current foreign exchange rate headwinds, we are revising our 2015 guidance accordingly.”
2015 Guidance
Platform’s financial results for the first half of 2015 were consistent with the Company’s expectations despite a weak overall agricultural environment. Nevertheless, given the continued strength of the U.S. dollar, management is updating its guidance to reflect adverse foreign exchange effects. Platform’s previous guidance was based on foreign exchange rates as of the end of February, and the recent depreciation of global currencies, and particularly the Brazilian Reais, against the dollar is expected to result in a reduction to Adjusted EBITDA (particularly given that two-thirds of Platform’s Brazilian earnings typically come in the second half of the year). Based on end of July foreign exchange rates and excluding any impact from the announced acquisitions that have not yet closed, Platform expects adjusted EBITDA to be in the range of $620 million to $650 million compared to initial expectations of $660 million to $680 million.
Any further softening in exchange rates, including the Brazilian Reais, since July is not captured in this revised guidance and may have a further adverse impact on the Company’s full-year results for fiscal year 2015. This guidance range assumes growing conditions in Latin America for the rest of the year similar to those last year. Platform intends to update guidance on its Q3 earnings call to refine our full-year outlook, based on whether the indications of softness in the agricultural market seen in the first half persist in the second half, or whether market conditions return to more normal historical levels.
Given the uncertainty over the closing dates for, and the completion of, our previously-announced pending acquisitions, recent equity financing associated with the acquisition of the OM Group’s businesses and additional potential financings for the Alent transaction, Platform’s EPS guidance is no longer applicable.
Certain risks and other factors that could cause our business results to vary are described more fully in the Forward-Looking Statements disclaimer in this release and in the “Risk Factors” included in our Current Report on Form 8-K relating to this press release filed today with the Securities and Exchange Commission (the “SEC”).
Other Information
Our non-GAAP measures herein include adjusted sales, adjusted EBITDA, adjusted recurring free cash flow and adjusted diluted earnings per share. The Company has presented both U.S. GAAP and adjusted financials to better provide investors with measures that allow them to more readily compare the performance of the Company period-over -period. These adjusted amounts aim to provide investors insight into the cash generated from operations after taking into consideration reinvestment in the business for free cash flow, recurring free cash flow, and adjusted EBITDA. The adjustments to Platform’s reported numbers are detailed in the financial tables included in this press release.
Please note: (1) The “pro forma as adjusted” numbers outlined above are aimed at enabling a proper comparison of Platform’s financial results between the second quarter of 2014 and the second quarter of 2015. These numbers include certain adjustments made to both periods and assume that Platform owned all acquired businesses (Arysta, the AgroSolutions business of Chemtura Corporation, and Percival S.A., including its agrochemical business, Agriphar, for the entirety of both periods). The Company believes that this “pro forma as adjusted” format provides a more complete understanding of its operational results and a meaningful comparison of its performance between periods.
(2) All numbers reported in this release exclude any impact from the proposed acquisitions of OM Group’s businesses and Alent.

Conference Call
Platform will host a webcast/dial-in conference call to discuss its second quarter 2015 financial results at 8:00 a.m. (Eastern Time) on Thursday, August 13, 2015. Participants on the call will include Daniel H. Leever, Chief Executive Officer, Frank J. Monteiro, Chief Financial Officer, and Benjamin Gliklich, Vice President, Corporate Development, Finance and Investor Relations.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 88265664. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
U.K. Takeover Code Directors’ Confirmation
The following statement contained in this release:
“Based on end of July foreign exchange rates and excluding any impact from the announced acquisitions that have not yet closed, Platform expects adjusted EBITDA to be in the range of $620 million to $650 million...”
constitutes a profit forecast (the “2015 Profit Forecast”) for the purposes of the U.K. City Code on Takeovers and Mergers (the “U.K. City Code”).
Under Rule 28.1 of the U.K. City Code, which applies in light of our proposed acquisition of Alent, the basis of preparation and principal assumptions upon which the 2015 Profit Forecast is based are included in Schedule 1 to this release.
The Directors of Platform have considered the 2015 Profit Forecast and hereby confirm that it is valid as at the date of this release and has been properly compiled on the basis of the assumptions set out in Schedule 1 and that the basis of the accounting used in the 2015 Profit Forecast is consistent with Platform’s accounting policies.
In accordance with Rule 30.4 of the U.K. City Code, a copy of this press release will be available on Platform’s website at www.platformspecialtyproducts.com.
Disclosure Requirements of the U.K. City Code
Under Rule 8.3(a) of the U.K. City Code, any person who is interested in one per cent. or more of any class of relevant securities of Alent or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an ‘‘Opening Position Disclosure’’ following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.
An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) Alent and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) of the U.K. City Code applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of Alent or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a ‘‘Dealing Disclosure’’.
Under Rule 8.3(b) of the U.K. City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of Alent or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of Alent or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) Alent and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8 of the U.K. City Code. A Dealing

Disclosure by a person to whom Rule 8.3(b) of the U.K. City Code applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of Alent or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the U.K. City Code.
Opening Position Disclosures must also be made by Alent and by any offeror and Dealing Disclosures must also be made by Alent, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4 of the U.K. City Code). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.
No Offer or Solicitation
This release and referenced conference call is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law.
Forward-Looking Statements
This release contains statements which are, or may be deemed to be, “forward-looking statements” which are prospective in nature. All statements other than statements of historical fact are forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements include, but are not limited to, statements relating to the following: (i) our financial or operational results including our earnings guidance, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies; and (iii) the effects of global economic conditions on Platform’s business.
Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of Platform to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including, among other things: Platform's ability to close the proposed acquisitions of OM Group’s businesses and Alent (including the possibility that necessary regulatory approvals or stockholders approvals relating to these pending acquisitions will not be obtained or any of the respective closing conditions of these pending acquisitions will not be satisfied); Platform’s adjusted earnings per share, expected or estimated revenue; the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants; the success of new product introductions, growth in costs and expenses; Platform’s ability to identify, hire and retain executives and other employees with sufficient expertise; Platform’s assessment of its internal control over financial reporting; the impact of commodities and currencies and Platform's ability to manage its risk in these areas; general business and economic conditions globally, industry trends, competition, changes in government and other regulations, including in relation to the environment, health and safety, taxation, labor relations and work stoppages, changes in political and economic stability, disruptions in business operations due to reorganization activities and interest rate and currency fluctuations; and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully complete as well as integrate and obtain the anticipated results and synergies from its consummated, pending and future acquisitions.

Other risk factors are described in Platform’s other securities filings, including in Platform’s Current Report on Form 8-K relating to this press release filed today with the SEC, and any subsequent reports on Forms 10-K, 10- Q and 8-K, which are or will be available at: http://ir.platformspecialtyproducts.com/financials.cfm.
These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though Platform and its associates, directors, officers and advisers do not provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this release will actually occur. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains “forward-looking statements” within the meaning of the federal securities laws.

-FINANCIAL TABLES TO FOLLOW-

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(In millions, except share and per share amounts)	2015	2014
Assets
Cash and cash equivalents	$672.2	$397.3
Restricted cash	—	600.0
Accounts receivable, net of allowance for doubtful accounts of $12.4 and $9.6 at June 30, 2015 and December 31, 2014, respectively	1,050.1	327.3
Inventories	470.0	205.8
Prepaid expenses and other current assets	195.0	46.1
Total current assets	2,387.3	1,576.5
Property, plant and equipment, net	280.6	175.0
Goodwill	3,012.8	1,405.3
Intangible assets, net	2,777.3	1,341.5
Other assets	88.4	49.0
Total assets	$8,546.4	$4,547.3
Liabilities & Stockholders' Equity
Revolving credit facilities	22.4	—
Current installments of long-term debt	16.8	13.2
Accounts payable	386.7	106.7
Accrued salaries, wages and employee benefits	30.3	31.3
Accrued income taxes payable	1.5	16.7
Accrued working capital adjustment payable	—	14.3
Accrued customer rebates and sales incentives	139.5	9.9
Financial guarantees and factoring	70.0	—
Other current liabilities	190.8	48.6
Total current liabilities	858.0	240.7
Long-term debt and capital lease obligations	3,401.6	1,392.4
Long-term retirement benefits, less current portion	45.2	38.8
Long-term deferred income taxes	675.6	202.3
Long-term contingent consideration	67.5	63.9
Other long-term liabilities	104.1	56.6
Total liabilities	5,152.0	1,994.7
Commitments and contingencies (Note 15)
Redeemable preferred stock - Series B	645.9	—
Stockholders' Equity
Preferred stock - Series A	—	—
Common stock, $0.01 par value per share (effective January 23, 2014), 400,000,000 shares authorized, 210,861,044 and 182,066,980 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	2.1	1.9
Additional paid-in capital	3,287.9	2,812.4
Accumulated deficit	(263.0)	(224.1)
Accumulated other comprehensive loss	(387.6)	(130.6)
Total stockholders equity	2,639.4	2,459.6
Non-controlling interests	109.1	93.0
Total equity	2,748.5	2,552.6
Total liabilities, redeemable preferred shares and equity	$8,546.4	$4,547.3

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2015	2014	2015	2014
Net sales	$675.1	$189.1	$1,209.9	$372.8
Cost of sales	406.5	92.4	734.2	191.9
Gross profit	268.6	96.7	475.7	180.9
Operating expenses:
Selling, technical, general and administrative	206.2	85.2	398.2	159.2
Research and development	18.4	5.9	31.3	12.1
Total operating expenses	224.6	91.1	429.5	171.3
Operating profit	44.0	5.6	46.2	9.6
Other (expense) income:
Interest expense, net	(51.1)	(7.7)	(90.5)	(15.4)
Other (expense) income, net	(2.2)	(0.5)	33.4	(0.6)
Total other expense	(53.3)	(8.2)	(57.1)	(16.0)
Loss before income taxes and non-controlling interests	(9.3)	(2.6)	(10.9)	(6.4)
Income tax benefit (expense)	0.2	4.1	(24.5)	1.9
Net (loss) income	(9.1)	1.5	(35.4)	(4.5)
Net income attributable to the non-controlling interests	(3.1)	(1.9)	(3.5)	(3.3)
Net loss attributable to common stockholders	$(12.2)	$(0.4)	$(38.9)	$(7.8)
Loss per share
Basic	$(0.06)	$—	$(0.20)	$(0.07)
Diluted	$(0.06)	$—	$(0.20)	$(0.07)
Weighted average shares outstanding
Basic	192.8	128.6	192.3	117.9
Diluted	192.8	128.6	192.3	117.9

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS
(Unaudited)

				As Adjusted					As Adjusted
	Three Months Ended			Three Months Ended		Three Months Ended			Three Months Ended
	June 30,	Adjustments		June 30,		June 30,	Adjustments		June 30,
(In millions, except per share amounts)	2015	2015		2015		2014	2014		2014
Net sales	$675.1	$—		$675.1		$189.1	$596.0	a	$785.1
Cost of sales	406.5	(26.8)	a	379.7		92.4	354.7	a	447.1
Gross profit	268.6	26.8		295.4		96.7	241.3		338.0
Operating expenses:
Selling, technical, general and administrative	206.2	(65.5)	a	140.7		85.2	83.3	a	168.5
Research and development	18.4	—		18.4		5.9	11.6	a	17.5
Total operating expenses	224.6	(65.5)		159.1		91.1	94.9		186.0
Operating profit	44.0	92.3		136.3		5.6	146.4		152.0
Other (expense) income:
Interest expense, net	(51.1)	—		(51.1)		(7.7)	(38.7)	b	(46.4)
Other (expense) income, net	(2.2)	1.9	c	(0.3)		(0.5)	—		(0.5)
Total other (expense) income	(53.3)	1.9		(51.4)		(8.2)	(38.7)		(46.9)
(Loss) income before income taxes and non-controlling interests	(9.3)	94.2		84.9		(2.6)	107.7		105.1
Income tax benefit (expense)	0.2	(24.7)	d	(24.5)		4.1	(33.8)	d	(29.7)
Net (loss) income	(9.1)	69.5		60.4		1.5	73.9		75.4
Net income attributable to the non-controlling interests	(3.1)	3.1	e	—		(1.9)	1.8	e	(0.1)
Net (loss) income attributable to common stockholders	$(12.2)	$72.6		$60.4		$(0.4)	$75.7		$75.3
(Loss) earnings per share
Basic	$(0.06)			$0.31		$—			$0.39
Diluted	$(0.06)			$0.25		$—			$0.31
Weighted average shares outstanding
Basic	192.8			192.8		128.6			192.8
Diluted	192.8			244.3	f	128.6			244.3	f

a. Adjustment to include Arysta, Chemtura and Agriphar full quarter results for Q2 2014. Refer to separate reconciliation for detail.
b. Adjustment to reflect interest expense on debt levels for full quarter.
c. Adjustment to reverse legal settlement and net foreign exchange gains primarily on external and intercompany foreign-denominated debt.
d. Adjustment to calculation of estimated effective tax rate of 28.9% and 28.3%, respectively for Q2 2015 and Q2 2014.
e. Adjustment for reversal of the income (loss) attributable to the non-controlling interest resulting from the Arysta acquisition for Q2 2015 and the MacDermid acquisition for both Q2 2015 and Q2 2014.

f. Non-GAAP Diluted Shares are calculated as follows:
Outstanding shares at June 30, 2015 (thousands)									210,861
Number of shares issuable upon conversion of Series B Convertible Preferred Stock									22,108
Number of shares issuable upon conversion of PDH Common Stock									8,213
Number of shares issuable upon conversion of Series A Preferred Stock									2,000
Vested Director stock options									175
Equity awards granted									910
Adjusted Diluted shares at June 30, 2015									244,267

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS
(Unaudited)

				As Adjusted					As Adjusted
	Six Months Ended			Six Months Ended		Six Months Ended			Six Months Ended
	June 30,	Adjustments		June 30,		June 30,	Adjustments		June 30,
(In millions, except per share amounts)	2015	2015		2015		2014	2014		2014
Net sales	$1,209.9	$87.5	a	$1,297.4		$372.8	$1,081.9	a	$1,454.7
Cost of sales	734.2	(11.5)	a	722.7		191.9	640.3	a	832.2
Gross profit	475.7	99.0		574.7		180.9	441.6		622.5
Operating expenses:
Selling, technical, general and administrative	398.2	(89.4)	a	308.8		159.2	168.7	a	327.9
Research and development	31.3	3.5	a	34.8		12.1	20.9	a	33.0
Total operating expenses	429.5	(85.9)		343.6		171.3	189.6		360.9
Operating profit	46.2	184.9		231.1		9.6	252.0		261.6
Other (expense) income:
Interest expense, net	(90.5)	(7.9)	b	(98.4)		(15.4)	(78.2)	b	(93.6)
Other income (expense), net	33.4	(25.2)	c	8.2		(0.6)	—		(0.6)
Total other expense	(57.1)	(33.1)		(90.2)		(16.0)	(78.2)		(94.2)
(Loss) income before income taxes and non-controlling interests	(10.9)	151.8		140.9		(6.4)	173.8		167.4
Income tax (expense) benefit	(24.5)	(15.4)	d	(39.9)		1.9	(49.7)	d	(47.8)
Net (loss) income	(35.4)	136.4		101.0		(4.5)	124.1		119.6
Net income attributable to the non-controlling interests	(3.5)	3.5	e	—		(3.3)	3.1	e	(0.2)
Net (loss) income attributable to common stockholders	$(38.9)	$139.9		$101.0		$(7.8)	$127.2		$119.4
(Loss) earnings per share
Basic	$(0.20)	$—		$0.53		$(0.07)	$—		$0.62
Diluted	$(0.20)	$—		$0.41		$(0.07)	$—		$0.49
Weighted average shares outstanding
Basic	192.3	—		192.3		117.9	—		192.3
Diluted	192.3	—		244.3	f	117.9	—		244.3	f

a. Adjustment to include Arysta full quarter results for Q1 2015 and Arysta, Chemtura and Agriphar results for the six months ended June 30, 2014. Refer to separate reconciliation for detail.
b. Adjustment to reflect interest expense on debt levels for full six months.
c. Adjustment to reverse legal settlement, acquisition put option expiration and net foreign exchange gains primarily on external and intercompany foreign-denominated debt.
d. Adjustment to calculation of estimated effective tax rate of 28.3% and 28.6%, respectively for H1 2015 and H1 2014.
e. Adjustment for reversal of the income (loss) attributable to the non-controlling interest resulting from the Arysta acquisition for H1 2015 and the MacDermid acquisition for both H1 2015 and H1 2014.

f. Non-GAAP Diluted Shares are calculated as follows:
Outstanding shares at June 30, 2015 (thousands)									210,861
Number of shares issuable upon conversion of Series B Convertible Preferred Stock									22,108
Number of shares issuable upon conversion of PDH Common Stock									8,213
Number of shares issuable upon conversion of Series A Preferred Stock									2,000
Vested Director stock options									175
Equity awards granted									910
Adjusted Diluted shares at June 30, 2015									244,267

PLATFORM SPECIALTY PRODUCTS CORPORATION
DETAIL FOR NON-GAAP PRO FORMA ADJUSTMENTS IN OPERATING PROFIT
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(In millions)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjustments to net sales
Net sales for pre-acquisition periods	$—	$596.0	$87.5	$1,081.9
Total Adjustments to pro-forma net sales	—	596.0	87.5	1,081.9

Adjustments to cost of sales
Cost of sales for pre-acquisition periods	—	356.3	54.0	655.4
Reversal of manufacturer's profit in inventory purchase accounting adjustments	(20.6)	—	(56.7)	(12.0)
Adjustment to reverse incremental depreciation expense from acquisitions	(5.0)	(1.6)	(7.6)	(3.2)
Adjustment to reverse restructuring expense	(1.2)	—	(1.2)	—
Total Adjustments to pro-forma cost of sales	(26.8)	354.7	(11.5)	640.2

Adjustments to selling, technical, general and administrative expense
Selling, technical, general and administrative expense for pre-acquisition periods	—	111.6	38.7	216.6
Adjustment to reverse contingent consideration fair value adjustment	(0.9)	(10.8)	(3.6)	(23.8)
Adjustment to reverse transaction costs associated with acquisitions	(24.1)	(10.5)	(55.4)	(10.5)
Adjustment to reverse incremental amortization expense from acquisitions	(29.6)	(6.6)	(56.6)	(13.2)
Adjustment to reverse restructuring expense	(10.9)	(0.4)	(12.5)	(0.4)
Total Adjustments to pro-forma selling, technical, general and administrative expense	(65.5)	83.3	(89.4)	168.7

Adjustments to research and development expense
Research and development expense for pre-acquisition periods	—	11.6	3.5	20.9
Total Adjustments to pro-forma research and development expense	$—	$11.6	$3.5	$20.9

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In millions)	For the six months ended June 30, 2015	For the six months ended June 30, 2014
Cash flows from operating activities:
Net cash flows provided by operating activities	100.3	49.2
Cash flows from investing activities:
Capital expenditures, net	(29.3)	(4.6)
Cash restricted to fund acquisition	600.0	—
Acquisition of businesses, net	(2,856.7)	4.8
Investment in registrations of products	(14.6)	—
Other, net	0.1	—
Net cash flows (used in) provided by investing activities	(2,300.5)	0.2
Cash flows from financing activities:
Proceeds from issuance of debt, net of discount and premium	2,082.7	—
Change in revolving credit facilities, net	7.1	—
Repayments of borrowings	(10.3)	(3.8)
Proceeds from issuance of common stock, net	469.4	473.6
Payment of debt financing fees	(45.5)	—
Change in factored liabilities	(18.9)	—
Other, net	(0.6)	0.2
Net cash flows provided by financing activities	2,483.9	470.0
Effect of exchange rate changes on cash and cash equivalents	(8.8)	0.3
Net increase in cash and cash equivalents	274.9	519.7
Cash and cash equivalents at beginning of period	397.3	123.0
Cash and cash equivalents at end of period	$672.2	$642.7

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO PRO-FORMA RESULTS
(Unaudited)

(In millions)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015	Six Months Ended June 30, 2014	Six Months Ended June 30, 2015
Pro forma net income	$75.3	$60.4	$119.4	$101.0

Adjustments to reconcile to pro-forma net income:
Income tax expense	29.7	24.5	47.8	39.9
Interest expense	46.4	51.1	93.6	98.4
Depreciation and amortization expense	33.6	31.6	67.2	62.9
Other expense	—	—	0.4	0.1

Pro-Forma Adjusted EBITDA	$185.0	$167.6	$328.4	$302.3

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS ATTRIBUTABLE TO STOCKHOLDERS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2015	2014	2015	2014
Adjusted EBITDA	$167.6	$48.2	$298.1	$94.1
Adjustments to reconcile to net loss attributable to stockholders:
Interest expense	(52.5)	(7.9)	(93.0)	(15.7)
Depreciation and amortization expense	(66.1)	(21.4)	(114.3)	(38.3)
Restructuring and related expenses	(12.1)	(0.4)	(13.7)	(0.4)
Manufacturer's profit in inventory adjustment	(20.7)	—	(56.7)	(12.0)
Acquisition transaction costs	(24.1)	(10.5)	(55.4)	(10.5)
Non-cash fair value adjustment to contingent consideration	(0.9)	(10.8)	(3.6)	(23.8)
Legal settlement	16.0	—	16.0	—
Acquisition put option settlement	—	—	3.0	—
Foreign exchange gains on foreign denominated external and internal debt	(17.9)	—	6.1	—
Other (expense) income	1.4	0.2	2.6	0.2
Net (loss) income before income taxes and non-controlling interest	(9.3)	(2.6)	(10.9)	(6.4)
Income tax benefit (expense)	0.2	4.1	(24.5)	1.9
Net income attributable to the non-controlling interests	(3.1)	(1.9)	(3.5)	(3.3)
Net (loss) income attributable to stockholders	$(12.2)	$(0.4)	$(38.9)	$(7.8)

Schedule 1
2015 Profit Forecast

In accordance with Rule 28.1 of the U.K. City Code, which applies in light of our proposed acquisition of Alent, the basis of preparation and principal assumptions upon which the 2015 Profit Forecast is based are included below.
1.    Basis of preparation
The 2015 Profit Forecast has been prepared on a consistent basis with the accounting policies of Platform adopted in its consolidated financial statements for the year ended December 31, 2014, in the interim financial statements for the six months ended June 30, 2015 and expected to be adopted in the financial statements for the year ending December 31, 2015. The 2015 Profit Forecast is based on the unaudited interim financial statements for the six months ended June 30, 2015 and a forecast for the six months ending December 31, 2015. The 2015 Profit Forecast does not take into account any effects of each of the proposed acquisitions of Alent or OM Group’s Electronic Chemicals and Photomasks businesses, including acquisition related transaction fees, which are excluded.
2.    Assumptions
The principal assumptions upon which the 2015 Profit Forecast is based are set forth below:
Assumptions the Platform Directors can influence

•	Any current contract negotiations with customers and/or suppliers will conclude materially as the Platform Directors would reasonably expect based on Platform’s past experience;

•
The 2015 Profit forecast does not account for the impact of any potential future acquisitions, including, but not limited to, Alent or OM Group’s Electronic Chemicals and Photomasks businesses, dispositions, partnerships or in-license transactions; and

•	Announced synergies for prior transactions will be realized in line with our expectations.
Assumptions the Platform Directors cannot influence

•
There will be no changes, beyond what is already contemplated, in general trading conditions, economic conditions, competitive environment or levels of demand in the countries in which Platform, its key customers and key suppliers operate or trade;

•	Profile of sales will be consistent with previous years;

•
There will be no changes in exchange rates, interest rates, bases of taxes, legislative or regulatory requirements from those currently forecast that would have a material impact on Platform’s operations or its accounting policies;

•	There will be no material adverse weather events or natural catastrophes that affect Platform’s key products or markets;

•	There will no material changes in raw materials prices,

•	There will be no material changes in freight costs;

•	There will be no material impact from any political or economic events in the countries in which Platform or its key customers and suppliers trade;

•	No account has been taken for any adverse outcome to any litigation, regulatory matter or government investigation for which provisions may or may not have been provided; and

•	There will be no business interruptions that materially adversely affect Platform, its key customers or its key suppliers.

CONTACT: Source/Investor Relations Contact:

Benjamin Gliklich
Vice President, Corporate Development,
Finance and Investor Relations
Platform Specialty Products Corporation
+1-561-406-8465

Media Contacts:
Liz Cohen
Weber Shandwick
+1-212-445-8044

Kelly Gawlik
Weber Shandwick
+1-212-445-8368